EXHIBIT 99.1

FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Senior Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931 / (843) 729-7005 dwright@firstfinancialholdings.com

CHARLESTON, S.C., Jan. 5, 2011 (GLOBE NEWSWIRE) -- First Financial Holdings, Inc. ("First Financial" or the "Company") (Nasdaq:FFCH) announced today that the company will host a conference call for institutional investors and analysts on Wednesday, January 26, 2011 at 2:00 p.m. Eastern Standard Time to discuss its financial results. The conference call will coincide with the news release announcing fiscal first quarter earnings which will be distributed prior to the market open on Wednesday, January 26, 2011.

A live webcast of the presentation will be available at www.firstfinancialholdings.com. Additionally, the webcast will be recorded and available until April 30, 2011.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 66 financial centers located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services. The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

For additional information about First Financial, please visit our website at www.firstfinancialholdings.com or contact Dorothy B. Wright, Senior Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.